UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2009 (May 1, 2009)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item

8.01

Other Events.

Inland American Real Estate Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Registrant”), through a wholly owned subsidiary, owns 5% of the common membership interests in LIP Holdings, LLC (“LIP Holdings”) as well as all of the Class A Participating Preferred Interests of LIP Holdings, for which we contributed $227 million.  Our joint venture partner, Lauth Investment Properties, LLC (“LIP”), an affiliate of the Lauth Group, Inc., a privately held developer and contractor (“Lauth”), owns the remaining 95% of the common membership interests.  As of January 6, 2009, we also control the board of managers of LIP Holdings, and have appointed three of the five managers to that board.

Pursuant to a mezzanine loan agreement entered into on June 8, 2007 (the “Loan Agreement”), concurrent with our entry into the joint venture agreement with LIP, LIP Holdings provided a credit commitment of up to $250 million to LIP Development, another LIP affiliate (“LIP Development”).  As collateral for the mezzanine loan, LIP Development pledged its entire ownership interest in its wholly owned subsidiary, LIP Investment, LLC (“LIP Investment”), which is the indirect owner of various development properties.

During the term of the mezzanine loan, LIP Development failed to pay amounts due under that loan, therefore causing an event of default under the Loan Agreement.  It is our position that on April 27, 2009, the board of managers of LIP Holdings determined that it was therefore able to take certain actions under the Loan Agreement and related documents, including without limitation voting and controlling LIP Development’s interest in LIP Investment.  It is our position that the board of managers then resolved that LIP Development may take no further action as the holder of its interest in LIP Investment and must advise LIP Holdings of all pending matters, and that a person designated by LIP Holdings may appoint as officers of LIP Investment, Ms. Lori J. Foust, who also serves as our principal financial officer, and Messrs. Michael Podboy and Thomas P. McGuinness, who are officers of our business manager and property managers, respectively.  On May 1, 2009, LIP Holdings and LIP Investment filed, in the Court of Chancery of the State of Delaware, a verified complaint seeking a declaration that (1) LIP Development no longer has managing power over LIP Investment as a consequence of the default under the Loan Agreement, (2) LIP Holdings has sole managing power over LIP Investment and (3) the current officers of LIP Investment are Ms. Foust and Messrs. Podboy and McGuinness.

After our filing in the Court of Chancery, we discovered that LIP Investment and LIP Development filed for reorganization under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court, in the Southern District of Indiana, on the same day as our Court of Chancery filing, and then filed a motion to enforce the automatic stay in the Southern District of Indiana.  This motion claims that the LIP Holdings board of managers did not have the proper authority to take the actions described above, and requests that the court issue an order to enforce the automatic stay of bankruptcy.  We intend to respond to the motion to enforce the automatic stay and to take additional steps, as necessary, to protect LIP Holdings’ rights with respect to LIP Investment.

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date:	May 7, 2009	By:	/s/ Jack Potts
		Name:	Jack Potts
		Title	Principal Accounting Officer

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